UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 18, 2025
(Date of the earliest event reported)
Simulations Plus, Inc.
(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
800 Park Offices Drive, Suite 401, Research Triangle Park, NC 27709
(Address of principal executive offices) (Zip Code)
661-723-7723
Registrant's telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14z-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

Simulations Plus, Inc. (Nasdaq: SLP) (“Simulations Plus” or the “Company”), a leading provider of cheminformatics, biosimulation, simulation-enabled performance and intelligence solutions, and medical communications to the biopharma industry announced that it has rescheduled the release of its financial results and conference call related to the third quarter ended May 31, 2025, which had previously been scheduled for July 2, 2025. The Company now expects to hold its conference call on Monday, July 14, 2025 at 5:00 p.m. Eastern Time and to issue its third quarter financial results before market open on Tuesday, July 15, 2025, the filing deadline. The Company is using all of the time allowed by regulation since transitioning from a large accelerated filer to a non-accelerated filer before releasing financial results and holding the conference call.

On June 18, 2025 the Company issued a press release to reschedule its third quarter ended May 31, 2025 conference call. A copy of such press release is attached hereto as Exhibit 99.1. The information contained in this Item 8.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description
99.1	Press Release - June 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

Dated: June 18, 2025	By: /s/ Will Frederick
Will Frederick
Executive Vice President and Chief Financial Officer
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